Exhibit 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF TRM CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report on Form 10-Q of TRM Corporation (the “Company”) for the period ended March 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, Michael J. Dolan, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2009	/s/ Michael J. Dolan
Michael J. Dolan
Chief Financial Officer